DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0748352006-4
Document Number:
20060649527-41

Date Filed:
10/10/2006 9:46:03 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	RECIPE KITS, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CORPORATE SERVICES GROUP, LLC Name 723 SOUTH CASINO CENTER BLVD., 2ND FL (Street Address) · LAS VEGAS (City) · NEVADA · 89101-6716 (Zip Code) Optional Mailing Address: ____ City ____ State ____ Zip Code ____
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 · Par value: $ .001 · Number of shares without par value: ____
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. CLAUDIA TATU (Name) 723 SOUTH CASINO CENTER BLVD., 2ND FL (Street Address) · LAS VEGAS (City) · NV (State) · 89101-6716 (Zip Code) 2. ____ Name Street Address ____ City ____ State ____ Zip Code ____ 3. ____ Name Street Address ____ City ____ State ____ Zip Code ____
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: THIS CORPORATION MAY ENGAGE IN ANY LAWFUL ACTIVITY.
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	CORPORATE SERVICES GROUP, LLC (Name) · Georgina Tierno (Signature) 723 SOUTH CASINO CENTER BLVD., 2ND FL (Address) · LAS VEGAS (City) · NV (State) · 89101-6716 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Georgina Tierno Authorized Signature of R. A. or On Behalf of R. A. Company · Date: 10/9/06

This form must be accompanied by appropriate fees. See attached fee schedule.